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                                                                     EXHIBIT 5.1


                  Opinion of Akerman, Senterfitt & Eidson, P.A.





                                  May 15, 2002

IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

Ladies and Gentlemen:

         IVAX Corporation, a Florida corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3, Registration No. 333-51372 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), a Post Effective Amendment No. 1 to the Registration Statement, dated October 30, 2001 (the "Post-Effective Amendment No. 1"), and a Prospectus Supplement, dated May 15, 2002 (the "Prospectus Supplement"). The Registration Statement, the Post-Effective Amendment No. 1 and the Prospectus Supplement relate to the issuance by the Company of up to 444,000 shares (the "Shares") of the Company's common stock, $.10 par value per share. We have acted as counsel to the Company in connection with the preparation and filing of the Post-Effective Amendment No. 1 and the Prospectus Supplement.

         In connection with the issuance of the Shares, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation and the Company's Bylaws; (2) the Registration Statement, the Post-Effective Amendment No. 1 and the Prospectus Supplement, and the exhibits thereto; and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein.



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IVAX Corporation
May 15, 2002



         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Post-Effective Amendment No. 1. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            Sincerely,

                                          /s/ Akerman, Senterfitt & Eidson, P.A.

                                              AKERMAN, SENTERFITT & EIDSON, P.A.



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